Advanced Series Trust
Semi-Annual period ended 6/30/2014
File number 811-5186

SUB-ITEM 77D
Policies With
Respect to
Security
Investment


ADVANCED SERIES TRUST
AST First Trust Balanced
Target Portfolio

Supplement dated January 31, 2014 to the Summary
Prospectus dated April 29, 2013

This supplement should be read in conjunction with the Summary Prospectus (the Summary Prospectus) for the AST First Trust Balanced Target Portfolio (the First Trust Portfolio) and should be retained for future reference. The First Trust Portfolio may not be available under your variable contract. For more information about the portfolios available under your variable contract, please refer to your contract prospectus. Defined terms used herein and not otherwise defined herein shall have the meanings given to them in the Summary Prospectus.

AST First Trust Balanced Target Portfolio: New
Subadvisory Arrangement and Name Change.

The Board of Trustees of the Advanced Series Trust (the Trust) recently approved replacing First Trust Advisors, L.P. (First Trust) as the subadviser to the First Trust Portfolio with Pyramis(r) Global Advisors, LLC (Pyramis(r)). The First Trust Portfolio will also be renamed the AST FI Pyramis(r) Quantitative Portfolio. These changes are expected to become effective on or about February 10, 2014.

To reflect these changes, the Summary
Prospectus is revised as follows:

I.	All references in the Summary Prospectus to AST First Trust
Balanced Target Portfolio are hereby changed to AST FI Pyramis(r)
Quantitative Portfolio.

II.	The description of the Principal Investment Strategies in the
"INVESTMENTS, RISKS AND PERFORMANCE" section of the Summary
Prospectus is hereby deleted and replaced with the following:

The Portfolio normally invests approximately 65% of its net assets in equity securities (US and non-US) and approximately 35% of its net assets in fixed income securities (investment grade and below investment grade). The Portfolio invests in a mix of actively managed quantitative strategies as well as index strategies. The Portfolio allocates approximately 10-15% of its net assets to a liquidity strategy with components spread across the asset class spectrum.

III.	The following information replaces the information relating to
First Trust in the table in the "MANAGEMENT OF THE PORTFOLIO" section of the Summary Prospectus:

Investment    Subadvisers     Portfolio       Title     Service Date
Managers                      Managers

Prudential     Pyramis        Ognjen Sosa,   Portfolio    February
Investments    Global           CAIA          Manager       2014
LLC           Advisors, LLC

AST                           Shiuan-Tung     Portfolio    February
Investment                      (Tony)         Manager       2014
Services,                     Peng, CFA
Inc.
                              Ed Heilbron     Portfolio     February
                                               Manager        2014



THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.


ADVANCED SERIES TRUST
AST New Discovery Asset Allocation Portfolio
 AST First Trust Balanced Target Portfolio
AST FI Pyramis(r) Asset Allocation Portfolio
AST Goldman Sachs Concentrated Growth
Portfolio


    Supplement dated January
31, 2014 to the Prospectus
and Statement of Additional
Information,
each dated April 29, 2013,
as amended June 28, 2013 of Advanced Series Trust

This supplement should be read in conjunction with your Advanced Series Trust (the Trust) Prospectus and Statement of Additional Information, each dated April 29, 2013, as amended June 28, 2013 (the Prospectus and SAI, respectively) and should be retained for future reference. The AST New Discovery Asset Allocation Portfolio (the New Discovery Portfolio) and the AST First Trust Balanced Target Portfolio (the First Trust Portfolio) may not be available under your variable contract. For more information about the portfolios available under your variable contract, please refer to your contract prospectus. Defined terms used herein and not otherwise defined herein shall have the meanings given to them in the Prospectus.

A.	 AST New Discovery Asset Allocation Portfolio: New Subadvisory
Arrangement and New Investment Strategy.

The Board of Trustees of the Trust recently approved adding Parametric Portfolio Associates LLC (Parametric) as a subadviser to the New Discovery Portfolio to manage a new liquidity overlay sleeve of the New Discovery Portfolio (the Liquidity Overlay Sleeve). These changes will be effective on or about February 10, 2014. Depending upon market, economic, and financial conditions as of February 10, 2014, and the ability of the Trust and Parametric to implement certain legal agreements, it may take several weeks to fully implement the Liquidity Overlay Sleeve.

To reflect these changes, the Prospectus and SAI are revised as follows:

I.	The following table replaces the table in the "PORTFOLIO FEES AND
EXPENSES" section of the Summary Section of the Prospectus relating to the New Discovery Portfolio:

Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
Management Fee                                        0.83%*
Distribution and/or Service Fees (12b-1 fees)         0.10%
Other Expenses                                        0.11%
Total Annual Portfolio Operating Expenses             1.04%
Fee Waiver and/or Expense Reimbursement(1)           0.009%
Total Annual Portfolio Operating Expenses             1.03%
After Fee Waiver and/or Expense
Reimbursement

(1) Prudential Investments LLC and AST Investment Services, Inc. (the Investment Managers) have contractually agreed to waive 0.009% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund's Board of Trustees.

* Management fees shown in the table above are based on a reduced contractual management fee rate for the Portfolio which became effective on February 25, 2013.

II.	The following is added to "Principal Investment Strategies" under the "INVESTMENTS, RISKS AND PERFORMANCE" section of the Summary
Section of the Prospectus relating to the New Discovery Portfolio:

The Portfolio normally allocates approximately 10% of its total assets to a liquidity strategy. The liquidity strategy is primarily invested in: (i) derivative instruments including, but not limited to, swaps, forwards, index futures, other futures contracts, and options thereon to provide liquid exposure to the applicable equity and fixed income benchmark indices; and (ii) cash, money market equivalents, short-term debt instruments, money market funds, and short-term debt funds to satisfy all applicable margin requirements for the futures contracts and to provide additional portfolio liquidity to satisfy large-scale redemptions. The liquidity strategy may also invest in ETFs for additional exposure to relevant markets. The liquidity strategy may temporarily deviate from the allocations indicated due to redemptions in the Portfolio or other circumstances relevant to the Portfolio's overall investment process.

III.	The following is added to "Principal Risks of Investing in the
Portfolio" under the "INVESTMENTS, RISKS AND PERFORMANCE" section of the Summary Section of the Prospectus relating to the New
Discovery Portfolio:
Liquidity Allocation Risk. The Portfolio's liquidity strategy will result in a decrease in the amount of the Portfolio's assets held in individual securities and an increase in the amount invested in derivatives (e.g., futures and options) and in short-term money market instruments. The Investment Managers believe that this change will not have any material impact on long-term performance; however, there are no guarantees about future performance, and, under certain market conditions, short-term performance may be affected.

IV.	The following is added to the "MANAGEMENT OF THE PORTFOLIO"
section of the Summary Section of the
Prospectus relating to the
New Discovery Portfolio:

Investment        Subadvisers      Portfolio       Title   Service Date
Managers                            Managers

Prudential     Parametric         Justin Henne,    Senior      February
Investments    Portfolio             CFA           Portfolio     2014
LLC           Associates LLC                       Manager

AST                               Daniel Wamre,    Portfolio   February
Investment                           CFA           Manager       2014
Services,
Inc.


V.	The following paragraph replaces the first paragraph in the
section of the Prospectus entitled "MORE DETAILED INFORMATION ON
HOW THE PORTFOLIOS INVEST - AST NEW DISCOVERY ASSET ALLOCATION
PORTFOLIO - Principal Investment Policies":

In seeking to achieve the Portfolio's investment objective, the Investment Managers allocate the Portfolio's assets across eight different investment strategies. The Portfolio has three strategies that invest primarily in domestic equity securities, two strategies that invest primarily in international equity securities, two strategies that invest primarily in fixed income securities, and a liquidity strategy that invests in derivative instruments, cash, money market equivalents, short-term debt instruments, money market funds, and short-term debt funds. The approximate allocation of Portfolio assets across the eight investment strategies as of February 10, 2014 is set forth in the table below. The allocations are subject to change by the Investment Managers at any time. Such allocations may also vary due to cash flows into, and out of, the Portfolio and the performance of the various strategies.

VI.	The following table replaces the first table in the section of the
Prospectus entitled "MORE DETAILED INFORMATION ON HOW THE
PORTFOLIOS INVEST - AST NEW DISCOVERY ASSET ALLOCATION PORTFOLIO - Principal Investment Policies":


Investment               Subadviser                   Allocation of
Strategy                                                  Assets
                                                      (as of 2/10/14)
Domestic              Epoch Investment                    13.50%
Large-Cap                 Partners,
Core                    Inc. (Epoch)

Domestic             Security Investors,                  18.00%
Large-Cap                LLC (SGI)
Value

Domestic               Brown Advisory,                    13.50%
Large-Cap           LLC (Brown Advisory)
Growth

International          EARNEST Partners,                   6.30%
Equity                  LLC (EARNEST)

International         Thompson, Siegel &                   11.70%
Equity               Walmsley LLC (TS&W)

Core Plus          Bradford & Marzec LLC                   16.08%
Fixed               (Bradford & Marzec)
income

Core                C.S. McKee, LP (C.S. McKee)            10.72%
Fixed income

Liquidity             Parametric Portfolio                    10%
Strategy           Associates LLC (Parametric)

Other Assets                  N/A                            0.2%




VII.	The following paragraph replaces the paragraph in the section of the Prospectus entitled "MORE DETAILED INFORMATION ON HOW THE
PORTFOLIOS INVEST - AST NEW DISCOVERY ASSET ALLOCATION PORTFOLIO - Principal Investment Policies - Liquidity Strategy (the Investment Managers).": Liquidity Strategy (Parametric). The Portfolio normally allocates approximately 10% of its total assets to a liquidity strategy. The liquidity strategy is primarily invested in (i) derivative instruments including, but not limited to, swaps, forwards, index futures, other futures contracts, and options thereon to provide liquid exposure to the applicable equity and fixed income benchmark indices; and (ii) cash, money market instruments, short-term debt instruments, money market funds, and short-term debt funds to satisfy all applicable margin requirements for the futures contracts and to provide additional portfolio liquidity to satisfy large-scale redemptions. The liquidity strategy may also invest in ETFs for additional exposure to relevant markets. The liquidity strategy may temporarily deviate from the allocation indicated due to redemptions in the Portfolio or other circumstances relevant to the Portfolio's overall investment process.


VIII.	The following table replaces the second table in the section of the
Prospectus entitled "MORE DETAILED INFORMATION ON HOW THE
PORTFOLIOS INVEST - AST NEW DISCOVERY ASSET ALLOCATION PORTFOLIO - Principal Investment Policies":


Managers             Minimum           Neutral            Maximum
(or Strategies)     Exposure          Exposure            Exposure
Equities

Domestic              45%                45%                55%
Equity Managers
(or Strategies)

International         15%                18%                25%
Equity Managers
(or Strategies)
Total Equities       62.5%*             63%               77.5%**
Managers (or
Strategies)




Fixed income

Core and Core        20%               26.8%                35%
Plus Fixed income
Managers (or Strategies)

Cash/Money Market     0%                2%                  10%
Managers (or
Strategies)

Total Fixed         22.5%***            30%               37.5%****
income plus Cash
Managers
(or Strategies)




Liquidity Manager    10%               10%                  15%
(or Strategy)

* Notwithstanding the approximate individual minimum exposures for the Domestic Equity (i.e., 45%) and International Equity (i.e., 15%) strategies, the minimum combined exposure to equity managers or strategies is 62.5% of the Portfolio's net assets.
** Notwithstanding the approximate individual maximum exposures for the Domestic Equity (i.e., 55%) and International Equity (i.e., 25%) strategies, the maximum combined exposure to equity managers or strategies is 77.5% of the Portfolio's net assets.
*** Notwithstanding the approximate individual minimum exposures for the Core and Core Plus Fixed income (i.e., 20%) and
Cash/Money Market (i.e., 0%) strategies, the approximate minimum combined exposure to fixed income managers or strategies is 22.5% of the Portfolio's net assets. Fixed income strategies include both domestic and international investments.
**** Notwithstanding the individual maximum exposures for the Core and Core Plus Fixed income (i.e., 35%) and Cash/Money Market (i.e., 10%) asset classes, the maximum combined exposure to fixed income managers or strategies is 37.5% of the Portfolio's net assets.

IX.	The following is added to the section of the Prospectus entitled
"HOW THE FUND IS MANAGED - PORTFOLIO MANAGERS - AST New Discovery
Asset Allocation Portfolio":

Parametric Portfolio Associates LLC

Justin Henne, CFA. Senior Portfolio Manager. Mr. Henne joined Parametric in 2004 as an Investment Analyst and was promoted to Senior Portfolio Manager in 2012. He has overlay portfolio management responsibilities with an emphasis on international index and currency management strategies. He leads a team which continues to enhance overlay programs to meet clients ever changing risk management needs. Justin holds a BA in Financial Management from the University of St. Thomas. Prior to joining Parametric, he was a fixed income research analyst intern at Jeffrey Slocum & Associates. He is a CFA charterholder and a member of the CFA Society of Minnesota.

Daniel Wamre, CFA. Portfolio Manager. Daniel Wamre is responsible for overlay trading with an emphasis on international index strategies and hedging. Daniel Wamre joined Parametric in 1995 working part-time in the company's internship program and started full-time in 1998. Dan earned a BS from North Dakota State University and an MBA in finance from the University of Minnesota. Prior to joining Parametric, Dan spent four years as a Platoon Commander/Executive Officer in the United States Marine Corps. Upon completion of graduate school, Dan spent ten months working as a commercial banking credit analyst for U.S. Bank in Minneapolis. He is a CFA charterholder and a member of the CFA Society of Minnesota.

X.	The table in Part I of the SAI entitled "Fee Waivers & Expense
Limitations" is hereby revised by replacing the information in the table about the New Discovery Portfolio and replacing it with the following:

Fee Waivers & Expense Limitations

Portfolio                              Fee Waiver and/or Expense Limitation
AST New Discovery Asset                 limit Portfolio expenses to 1.08%
Allocation Portfolio                          and waive 0.009% of the
                                            investment management fee

AST New Discovery Asset Allocation Portfolio: The Investment Managers have contractually agreed to waive 0.009% their investment management fees through June 30, 2015. The waiver and expense limitation may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the waiver and expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Fund's Board of Trustees.


XI.	The following is added to the table in Part I of the SAI entitled
"Portfolio Subadvisers and Fee Rates":

Portfolio Subadvisers and Fee Rates

Portfolio                   Subadviser                     Fee Rate

AST New                     Parametric                  0.10% of sleeve
Discovery Asset             Portfolio                  average daily net
Allocation                Associates LLC                   assets
Portfolio                 (Parametric)


XII.	The table in Part I of the SAI entitled "PORTFOLIO MANAGERS:
OTHER ACCOUNTS" is hereby revised by replacing the information pertaining to Prudential Investments LLC with respect to the AST
New Discovery Asset Allocation Portfolio and substituting the following information set forth below:

AST New Discovery Asset Allocation Portfolio



Subadvisers    Portfolio     Registered     Other     Other   Ownership of
               Managers      Investment     Pooled   Accounts      Fund
                             Companies     Investment            Securities
                                           Vehicles

Parametric*   Justin Henne,      0            0        143/$37,8      0
                 CFA                                   20,000,000
             Daniel Wamre,    22/$363,        0        143/$37,8      0
                 CFA          420,000                  20,000,000


*Information is as of December 31, 2013.


B.	AST First Trust Balanced Target Portfolio: New Subadvisory Arrangement
and Name Change.

The Board of Trustees of the Trust recently approved replacing First Trust Advisors, L.P. (First Trust) as the subadviser to the First Trust
Portfolio with Pyramis Global Advisors, LLC (Pyramis). The First Trust Portfolio will also be renamed the AST FI Pyramis(r) Quantitative Portfolio. These changes are expected to become effective on or about February 10, 2014.

To reflect these changes, the Prospectus and SAI are revised as follows:

I.	All references in the Prospectus to AST First Trust Balanced Target
Portfolio are hereby changed to AST FI Pyramis(r) Quantitative
Portfolio.
II.	The description of the Principal Investment Strategies in the
"INVESTMENTS, RISKS AND PERFORMANCE" section of the Summary Section of the Prospectus relating to the First Trust Portfolio is hereby deleted and replaced with the following:

The Portfolio normally invests approximately 65% of its net assets in equity securities (US and non-US) and approximately 35% of its net assets in fixed income securities (investment grade and below investment grade). The Portfolio invests in a mix of actively managed quantitative strategies as well as index strategies. The Portfolio allocates approximately 10-15% of its net assets to a liquidity strategy with components spread across the asset class spectrum.

III. The following information replaces the information relating to First Trust in the table in the "MANAGEMENT OF THE PORTFOLIO" section of the Summary Section of the Prospectus relating to the First Trust Portfolio:

Investment     Subadvisers    Portfolio       Title     Service Date
Managers                      Managers

Prudential     Pyramis        Ognjen Sosa,   Portfolio   February
Investments    Global            CAIA         Manager      2014
LLC          Advisors, LLC

AST                           Shiuan-Tung     Portfolio  February
Investment                      (Tony)         Manager     2014
Services,                      Peng, CFA
Inc.

                              Ed Heilbron     Portfolio  February
                                               Manager     2014



IV.	The section of the Prospectus entitled "MORE DETAILED INFORMATION
ON HOW THE PORTFOLIOS INVEST - AST FIRST TRUST BALANCED TARGET
PORTFOLIO" is hereby deleted in its entirety and replaced with the following:

AST FI PYRAMIS(r) QUANTITATIVE PORTFOLIO
Investment Objective: long-term capital growth balanced by current income.

Principal Investment Policies:

The Portfolio normally invests approximately 65% of its assets in equity securities and approximately 35% of its assets in fixed income securities.

In seeking to achieve the Portfolio's investment objective, the Portfolio's subadviser allocates the Portfolio's assets across thirteen uniquely specialized investment strategies (collectively, the Investment Strategies). The Portfolio has seven Investment Strategies that invest primarily in equity securities, five fixed-income strategies, and one Investment Strategy designed to provide liquidity (i.e. the Liquidity Sleeve). The actively managed Investment Strategies seek to add value through bottom-up security selection. The Portfolio also seeks to add value through active allocation driven by the portfolio management team's evolving secular, cyclical and tactical views of the markets. Depending on market conditions and the Portfolio Management Team's capital market outlook, equity allocations may range from 55-70% and fixed income allocations may range from 30-45%. The Portfolio is constructed using in-depth quantitative research and a diverse set of quantitative models, supplemented by fundamental research. An integral part of the investment process is intensive risk management at two levels: (1) at the Portfolio level and (2) at the Investment Strategy level. The subadviser reserves the right to over-weight, underweight, or exclude certain Investment Strategies from the holdings of the Portfolio while maintaining exposures within broad asset class guidelines. The typical allocation among the various asset classes is set forth below:

Investment Strategy             Approximate          Typical
                                 Allocation           Range

Equity

US                                 32.5%             20-55%
Non-US                             32.5%             15-35%
Total Equity                         65%             55-70%

Fixed Income

Investment Grade                     32%             30-45%
Below Investment Grade                3%               0-5%
Total Fixed Income                   35%             30-45%



The Portfolio allocates approximately 10-15% of its net assets to a liquidity strategy with components spread across the asset class spectrum. The liquidity strategy primarily invests in: highly liquid cash bonds and derivative instruments, including but not limited to, swaps, forwards, index futures, other futures contracts, and options thereon in an attempt to provide liquid exposure to their respective equity and fixed income benchmark indices as well as cash, money market equivalents, short-term debt instruments, money market funds, and short-term debt funds to satisfy all applicable margin requirements for the futures contracts and to provide additional portfolio liquidity to satisfy large-scale redemptions and any variation margin calls with respect to the futures contracts. The strategy may also include investments in ETFs for additional exposure to relevant markets. The liquidity strategy may temporarily deviate from the 10-15% allocation indicated due to redemptions in the Portfolio or other circumstances relevant to the Portfolio's overall investment process.

V.	The section of the Prospectus entitled "HOW THE FUND IS MANAGED -
PORTFOLIO MANAGERS - AST First Trust Balanced Target Portfolio" is hereby deleted and replaced with the following:

Ognjen Sosa, CAIA, is a portfolio manager at Pyramis. He manages custom multi-asset class portfolios for institutional clients. Before joining Fidelity in 2007, Oggie was a research analyst at State Street Global Markets, developing multi- factor quantitative models and constructing equity market-neutral model portfolios focused on Canadian and U.S. equities. He has been in the industry since 2006. Oggie earned his bachelor of science and master of engineering degrees in mechanical engineering, his master of science degree in management, and his master of business administration degree, all from the University of Florida. He is a Chartered Alternative Investment Analyst charterholder.

Shiuan-Tung (Tony) Peng, CFA, is a portfolio manager at Pyramis. He manages custom multi-asset class portfolios for institutional clients. He sits on the Business Cycle Board within Fidelity's Global Asset Allocation organization. Before joining Fidelity in 2006, Tony was with New England Pension Consultants (NEPC) as a senior analyst conducting all asset allocation studies for their defined benefit plan clients and a research analyst for liability-driven investment managers. He also served on the NEPC Asset Allocation Committee, where he helped develop the firm's capital markets outlook. Prior to his work at NEPC, he was an actuarial analyst with Diversified Investment Advisors, Inc. He has been in the industry since 2002. Tony earned his bachelor of science degree in physics from National Taiwan University and his master of arts degree in economics from the University of Washington. He is a Chartered Financial Analyst charterholder.

Edward Heilbron is a portfolio manager at Pyramis. He manages custom multi-asset class portfolios for clients of the Institutional Solutions group.. Before joining Fidelity in 2006, Ed was a principal for seven years with Mercer Investment Consulting, where he chaired their U.S. Strategic Asset Allocation Committee and focused on asset allocation for the defined benefit plans of some of the firm's largest clients. Prior to Mercer, Ed held investment, corporate finance, and actuarial positions in the annuity and life insurance industry. He has been in the industry since 1979. Ed earned his bachelor of arts degree in mathematics from Dartmouth College and his master of business administration degree in finance, with distinction, from the Wharton School at the University of Pennsylvania.

VI.	All references in the SAI to AST First Trust Balanced Target
Portfolio are hereby changed to AST FI Pyramis(r) Quantitative
Portfolio.

VII.	The table in Part I of the SAI entitled "Portfolio Subadvisers and Fee Rates" is hereby revised by removing all references and information pertaining to First Trust Advisors, L.P. with respect to the First Trust Portfolio and substituting the following information set forth below:


Portfolio
Subadvisers
and Fee
Rates

Portfolio            Subadviser             Fee Rate


AST FI               Pyramis         0.35% of average daily
Pyramis(r)           Global          net assets to $250 million;
Quantitative        Advisors,        0.30% of average daily
Portfolio             LLC            net assets over
                                     $250 million to $500 million;
                                     0.25% of average daily
                                     net assets over
                                     $500 million to $1 billion;
                                     0.20% of average daily
                                     net assets over $1 billion

Pyramis: Pyramis has agreed to a voluntary subadvisory fee waiver as follows: With respect to all existing and all future Fund portfolios subadvised by Pyramis, the effective monthly subadvisory fee rates will be discounted according to the following schedule:
*		Combined assets up to $1 billion: 2.5% fee reduction.
*		Combined assets between $1 billion and $2.5 billion: 5.0% fee reduction.
*		Combined assets between $2.5 billion and $5 billion: 7.5% fee reduction.
*		Combined assets above $5.0 billion: 15.0% fee reduction.

VIII.	The table in Part I of the SAI entitled "PORTFOLIO MANAGERS: OTHER
ACCOUNTS" is hereby revised by removing all references and information pertaining to First Trust Advisors, L.P. with respect to the First Trust Portfolio and substituting the information set forth below:

AST FI Pyramis(r) Quantitative Portfolio

Subadviser    Portfolio    Registered    Other    Other   Ownership of
              Managers    Investment    Pooled    Accounts    Fund
                          Companies    Investment          Securities
                                        Vehicles

Pyramis       Ognjen        None      2/$208,898 18/$2,032,264   None
Global        Sosa,
Advisors,     CAIA
LLC*

              Shiuan-       None    1/$159,435   18/$2,032,264   None
              Tung
             (Tony)
              Peng,
              CFA

             Edward       None    2/$208,898   47/$8,021,883   None
             Heilbron



*Information is as of December 31, 2013.


C.	AST FI Pyramis(r) Asset Allocation Portfolio: Reduced Subadvisory Fee.

Pyramis has agreed to waive a portion of its subadvisory fees with respect to all portfolios of the Trust that it subadvises, including the AST FI Pyramis(r) Asset Allocation Portfolio. To reflect this arrangement, the SAI is revised as follows:

I.	The table in Part I of the SAI entitled "Portfolio Subadvisers and
Fee Rates" is hereby revised with respect to the AST FI Pyramis(r)
Asset Allocation Portfolio and replaced with the information set forth below:

Portfolio
Subadvisers
and Fee Rates

Portfolio            Subadviser                   Fee Rate

AST FI             Pyramis Global           0.38% of average daily net
Pyramis(r)         Advisors, LLC             assets to $250 million;
Asset               (Pyramis)             0.35% of average daily net
Allocation                                 assets over $250 million to
Portfolio                                       $500 million;
                                          0.32% of average daily net
                                           assets over $500 million to
                                                 $750 million;
                                          0.31% of average daily net
                                         assets over $750 million to
                                                  $1.5 billion;
                                           0.30% of average daily net
                                             assets over $1.5 billion

Pyramis has agreed to a voluntary subadvisory fee waiver as follows:
With respect to all existing and all future portfolios of the Fund subadvised by Pyramis, the effective monthly subadvisory fee rates will be discounted according to the following schedule:
*		Combined assets up to $1 billion: 2.5% fee reduction.
*		Combined assets between $1 billion and $2.5 billion: 5.0%
fee reduction.
*		Combined assets between $2.5 billion and $5 billion: 7.5%
fee reduction.
*		Combined assets above $5.0 billion: 15.0% fee reduction.

D.	AST Goldman Sachs Concentrated Growth Portfolio: Reorganization.

At a meeting of the shareholders of the AST Concentrated Growth Portfolio held on January 15, 2014, shareholders approved the fund reorganization described below.

Target Fund                               Acquiring Fund

AST Goldman Sachs                    AST Loomis Sayles Large-Cap
Concentrated Growth                      Growth Portfolio of
Portfolio of Advanced                      Advanced Series Trust
Series Trust

Pursuant to this reorganization, the assets and liabilities of the Target Fund will be exchanged for shares of the Acquiring Fund, and shareholders of the Target Fund will become shareholders of the Acquiring Fund. No sales charges will be imposed in connection with the reorganization. The Acquiring Fund shares to be received by Target Fund shareholders in the reorganization will be equal in value to the Target Fund shares held by such shareholders immediately prior to the reorganization.

The reorganization transaction is expected to be completed as of the close of business on February 7, 2014.


THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.




ADVANCED SERIES TRUST
AST New Discovery Asset Allocation Portfolio

Supplement dated January 31, 2014 to the Summary
Prospectus dated April 29, 2013

This supplement should be read in conjunction with the Summary Prospectus (the Summary Prospectus) for the AST New Discovery Asset Allocation Portfolio (the New Discovery Portfolio) and should be retained for future reference. The New Discovery Portfolio may not be available under your variable contract. For more information about the portfolios available under your variable contract, please refer to your contract prospectus. Defined terms used herein and not otherwise defined herein shall have the meanings given to them in the Summary Prospectus.

AST New Discovery Asset Allocation Portfolio: New Subadvisory
Arrangement and New Investment Strategy.

The Board of Trustees of the Advanced Series Trust (the Trust) recently approved adding Parametric Portfolio Associates LLC (Parametric) as a subadviser to the New Discovery Portfolio to manage a new liquidity overlay sleeve of the New Discovery Portfolio (the Liquidity Overlay Sleeve). These changes will be effective on or about February 10, 2014. Depending upon market, economic, and financial conditions as of February 10, 2014, and the ability of the Trust and Parametric to implement certain legal agreements, it may take several weeks to fully implement the Liquidity Overlay Sleeve.

To reflect these changes, the Summary
Prospectus is revised as follows:

I.	The following table replaces the table in the "PORTFOLIO FEES AND
EXPENSES" section of the Summary Prospectus:

Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)

Management Fee                                        0.83%*
Distribution and/or Service Fees (12b-1 fees)         0.10%
Other Expenses                                        0.11%
Total Annual Portfolio Operating Expenses             1.04%
Fee Waiver and/or Expense Reimbursement(1)           0.009%
Total Annual Portfolio Operating Expenses             1.03%
After Fee Waiver
and/or Expense Reimbursement

(1)Prudential Investments LLC and AST Investment Services, Inc. (the Investment Managers) have contractually agreed to waive 0.009% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to
June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after
June 30, 2015 will be subject to review by the Investment Managers and the Fund's Board of Trustees.

      * Management fees shown in the table above are based on a reduced contractual management fee rate for the Portfolio which became effective on February 25, 2013.

II.	The following is added to "Principal Investment Strategies" under the "INVESTMENTS, RISKS AND PERFORMANCE" section of the Summary
Prospectus:

The Portfolio normally allocates approximately 10% of its total assets to a liquidity strategy. The liquidity strategy is primarily invested in: (i) derivative instruments including, but not limited to, swaps, forwards, index futures, other futures contracts, and options thereon to provide liquid exposure to the applicable equity and fixed income benchmark indices; and (ii) cash, money market equivalents, short-term debt instruments, money market funds, and short-term debt funds to satisfy all applicable margin requirements for the futures contracts and to provide additional portfolio liquidity to satisfy large-scale redemptions. The liquidity strategy may also invest in ETFs for additional exposure to relevant markets. The liquidity strategy may temporarily deviate from the allocations indicated due to redemptions in the Portfolio or other circumstances relevant to the Portfolio's overall investment process.

III.	The following is added to "Principal Risks of Investing in the
Portfolio" under the "INVESTMENTS, RISKS AND PERFORMANCE" section of the Summary Prospectus:

Liquidity Allocation Risk. The Portfolio's liquidity strategy will result in a decrease in the amount of the Portfolio's assets held in individual securities and an increase in the amount invested in derivatives (e.g., futures and options) and in short-term money market instruments. The Investment Managers believe that this change will not have any material impact on long-term performance; however, there are no guarantees about future performance, and, under certain market conditions, short-term performance may be affected.

IV.	The following is added to the "MANAGEMENT OF THE PORTFOLIO" section of the Summary Prospectus:



Investment     Subadvisers     Portfolio      Title       Service
Managers                       Managers                   Date

Prudential    Parametric      Justin Henne,   Senior    February
Investments   Portfolio          CFA          Portfolio    2014
LLC         Associates LLC                    Manager

AST                          Daniel Wamre,   Portfolio   February
Investment                     CFA           Manager       2014
Services,
Inc.



THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.




ADVANCED SERIES TRUST
AST FQ Absolute Return Currency Portfolio

Supplement dated May
28, 2014 to the
Summary Prospectus
of the
AST FQ Absolute Return Currency
Portfolio dated April 28, 2014

This supplement should be read in conjunction with your Summary Prospectus (the Summary Prospectus) for the AST FQ Absolute Return Currency Portfolio and should be retained for future reference. The AST FQ Absolute Return Currency Portfolio may not be available under your variable contract. For more information about the portfolios available under your variable contract, please refer to your contract prospectus. Defined terms used herein and not otherwise defined herein shall have the meanings given to them in the Summary Prospectus.


A.	AST FQ Absolute Return Currency Portfolio

Because of the nature of its investments, the AST FQ
Absolute Return Currency Portfolio will be subject to regulation under the Commodity Exchange Act.

To reflect this, the Summary Prospectus is revised as follows:

I.	The following is added to "Principal Risks of Investing
in the Portfolio" under the "INVESTMENTS, RISKS AND
PERFORMANCE" section of the Summary Prospectus for the AST FQ Absolute Return Currency Portfolio:

Commodity Risk. The value of a commodity-linked investment is affected by, among other things, overall market movements and changes in interest and exchange rates and may be more volatile than traditional equity and debt securities.




ADVANCED SERIES TRUST
 AST FQ Absolute Return
Currency Portfolio AST
Goldman Sachs Strategic
Income Portfolio

Supplement dated May 28, 2014 to
the Prospectus and Statement of
Additional Information, each dated
April 28, 2014, of Advanced Series Trust

This supplement should be read in conjunction with your Advanced Series Trust (the Trust) Prospectus (the Prospectus) and Statement of Additional Information (the SAI), each dated April 28, 2014, and should be retained for future reference. The AST FQ Absolute Return Currency Portfolio and the AST Goldman Sachs Strategic Income Portfolio may not be available under your variable contract. For more information about the portfolios available under your variable contract, please refer to your contract prospectus. Defined terms used herein and not otherwise defined herein shall have the meanings given to them in the Prospectus.


A.	AST FQ Absolute Return Currency Portfolio

Because of the nature of its investments, the AST FQ
Absolute Return Currency Portfolio will be subject to regulation under the Commodity Exchange Act.

To reflect this, the Prospectus and SAI are revised as follows:

I.	The following is added to "Principal Risks of Investing
in the Portfolio" under the "INVESTMENTS, RISKS AND
PERFORMANCE" section of the summary section of the Prospectus related to the AST FQ Absolute Return
Currency Portfolio:

Commodity Risk. The value of a commodity-linked investment is affected by, among other things, overall market movements and changes in interest and exchange rates and may be more volatile than traditional equity and debt securities.

II.	The following paragraph replaces the second paragraph of
the "Investment Managers" section of "HOW THE TRUST IS
MANAGED" section of the Prospectus:

PI has registered with the National Futures Association
(NFA) as a "commodity pool operator" under the Commodity
Exchange Act (CEA) with respect to the AST Franklin
Templeton K2 Global Absolute Return Portfolio, the AST
FQ Absolute Return Currency Portfolio, and the AST
Goldman Sachs Global Growth Allocation Portfolio, and with respect to several other portfolios of the Trust not included in this prospectus.

III.	The following two paragraphs replace the two paragraphs in
the section of the Prospectus entitled "RELATED ACCOUNT
PERFORMANCE":

Because of the nature of their investments, the AST
Franklin Templeton K2 Global Absolute Return Portfolio
(the Franklin Portfolio), the AST FQ Absolute Return
Currency Portfolio (the FQ Absolute Portfolio), and the
AST Goldman Sachs Global Growth Allocation Portfolio (the
Goldman Global Portfolio), and PI, as the sole investment manager to the Franklin Portfolio, the FQ Absolute
Portfolio and the Goldman Global Portfolio, are subject to regulation under the Commodity Exchange Act (CEA).
Because the Franklin Portfolio, the FQ Absolute Portfolio and the Goldman Global Portfolio are each regulated by the CFTC and National Futures Association (NFA) as a commodity pool, and by the SEC as a registered investment company, they are each subject to each organization's disclosure requirements. The CFTC recently adopted rules that are designed to harmonize certain CEA disclosure requirements with SEC disclosure requirements, including
Rule 4.12(c)(3)(i) under the CEA that requires the pool operator of an offered pool that has less than three years of operating history to disclose the performance of all accounts and pools that are managed by the pool operator and that have investment objectives, policies and strategies substantially similar to those of the offered pool.

PI does not manage any pool or account that has
investment objectives, policies and strategies that are
substantially similar to either of the Franklin
Portfolio, the FQ Absolute Portfolio or the Goldman
Global Portfolio.
IV.	The following paragraph replaces the seventh paragraph
of the "Futures" section of "INVESTMENT RISKS &
CONSIDERATIONS" section of the SAI:

Each Portfolio, except for AST Franklin Templeton K2
Global Absolute Return Portfolio, AST FQ Absolute Return
Currency Portfolio, AST Goldman Sachs Strategic Income
Portfolio, and AST Goldman Sachs Global Growth Allocation
Portfolio, has filed a notice of exemption from regulation as a "commodity pool," and the Investment
Managers have filed a notice of exemption from registration as a "commodity pool operator" with respect to each Portfolio, under applicable rules issued by the CFTC under the Commodity Exchange Act (the CEA).
Effective December 31, 2012, in order to continue to claim the "commodity pool" exemption, a Portfolio is limited in its ability to use futures, options and swaps subject to regulation under the CEA for purposes other than bona fide hedging, which is narrowly defined. With respect to transactions other than for bona fide hedging purposes, either: (1) the aggregate initial margin and premiums required to establish a Portfolio's positions in such investments may not exceed 5% of the liquidation value of the Portfolio's assets, or (2) the aggregate net notional value of such instruments may not exceed 100% of the liquidation value of the Portfolio's assets. In addition to meeting one of the foregoing trading limitations, a Portfolio may not market itself as a commodity pool or otherwise as a vehicle for trading in the futures, options or swaps markets.


B.	AST Goldman Sachs Strategic Income Portfolio

I.	The table in Part 1 of the SAI entitled "Management Fee
Rates" is hereby revised with respect to the AST Goldman
Sachs Strategic Income Portfolio and replaced with the information set forth below:


Management Fee Rates (effective April 28, 2014 and thereafter)

Portfolio                           Contractual Fee Rate

AST Goldman Sachs                 0.87% of average daily net
Strategic Income                  assets to $300 million;
Portfolio                        0.86% on next $200 million of
                                   average daily net assets;
                                  0.85% on next $250 million of
                                     average daily net assets;
                                  0.84% on next $2.5 billion of
                                    average daily net assets;
                                  0.83% on next $2.7 billion of
                                   average daily net assets;
                                  0.80% on next $4.0 billion of
                                    average daily net assets;
                                      0.78% over $10 billion of
                                     average daily net assets




ADVANCED SERIES TRUST
AST Academic Strategies Asset
Allocation Portfolio AST
Western Asset Emerging Markets
Debt Portfolio

Supplement dated June 24, 2014
to the Prospectus and Statement
of Additional Information, each
dated April 28, 2014, of Advanced Series Trust

This supplement should be read in conjunction with your Advanced Series Trust (the Trust) Prospectus (the Prospectus) and Statement of Additional Information (the SAI), each dated April 28, 2014, and should be retained for future reference. The AST Academic Strategies Asset Allocation Portfolio (the Asset Allocation Portfolio) and the AST Western Asset Emerging Markets Debt Portfolio (the Western Asset Portfolio, and together, with the Asset Allocation Portfolio, the Portfolios) may not be available under your variable contract. For more information about the portfolios available under your variable contract, please refer to your contract prospectus. Defined terms used herein and not otherwise defined herein shall have the meanings given to them in the Prospectus.


The Board of Trustees of the Trust recently approved adding Western Asset Management Company and Western Asset Management Company
Limited (collectively, Western Asset) as subadvisers to the new macro opportunities sleeve of the Asset Allocation Portfolio (the Macro Opportunities Sleeve). This change will be effective on or about July 14, 2014.
Depending upon market, economic, and financial conditions as of July 14, 2014, and the ability of the Trust and Western Asset to implement certain legal agreements, it may take several weeks to fully implement the Macro Opportunities Sleeve.

Additionally, Matthew Duda no longer serves as a portfolio manager on the Portfolios. Keith J. Gardner, S. Kenneth Leech and Gordon S.
Brown continue to serve as portfolio managers on the Portfolios.

To reflect these changes, the Prospectus and SAI are revised as follows:


I.	All references to Matthew Duda in the Prospectus and SAI are hereby deleted and removed.

II.	The following is added to the "MANAGEMENT OF THE PORTFOLIO"
table in the summary section of the
Prospectus related to the Asset Allocation Portfolio:

Investment    Subadvisers    Portfolio    Title    Service Date
Managers                      Manager
                Western       Prashant   Portfolio   July 2014
                 Asset        Chandran   Manager
              Management
               Company/
            Western Asset
             Management
               Company
                Limited

III. The following paragraph replaces the paragraph labeled
"Investments in Traditional Asset Classes." in the "Principal
Investment Policies" section of the "MORE DETAILED INFORMATION
ON HOW THE PORTFOLIOS INVEST" section of the Prospectus relating to the Asset Allocation Portfolio:

Investments in Traditional Asset Classes. With the exception of the International Fixed Income (Hedged) and Emerging Markets investment categories within the fixed income asset class, exposure to all of the remaining traditional investment categories is generally obtained through investments in Underlying Portfolios that are portfolios of the Trust. Pacific Investment Management Company LLC (PIMCO) will serve as the Subadviser to the International Fixed income (Hedged) and Western Asset Management Company /Western Asset Management Company Limited will serve as Subadvisers to the Emerging Markets and Macro Opportunities investment categories.

IV.	 The following paragraph is added after the section entitled
"EMERGING MARKETS FIXED INCOME (WESTERN ASSET MANAGEMENT
COMPANY /WESTERN ASSET MANAGEMENT COMPANY LTD)" in the
"Principal Investment Policies" section under the "MORE
DETAILED INFORMATION ON HOW THE PORTFOLIOS INVEST" section of the Prospectus relating to the Asset Allocation Portfolio:

MACRO OPPORTUNITIES (WESTERN ASSET MANAGEMENT COMPANY/WESTERN ASSET MANAGEMENT COMPANY LTD). The Macro Opportunities strategy will implement an opportunistic investing strategy by focusing on long-term value investing and active management of duration, yield curve, and volatility. The Macro Opportunities strategy will seek to identify and capitalize on attractive relative-value opportunities principally in fixed income markets around the globe by investing in a variety of securities and other instruments. Although the Macro Opportunities strategy does not invest in individual equities, it may also invest in equity- related strategies, such as equity index futures and swaps, to the extent consistent with the Portfolio's overall investment objective and strategy.

The Macro Opportunities strategy may enter into various derivative transactions for both hedging and non- hedging purposes, including seeking to enhance returns. These derivative transactions include, but are not limited to, futures, options, swaps and foreign currency futures, forwards and options. In particular, the Macro Opportunities strategy may use bond and interest rate futures, options on bonds, options on bond and interest rate futures, interest rate options, interest rate swaps, credit default swaps (on individual securities and/or baskets of securities), options (including options on credit default swaps), other futures, swaps and options (including on equities and equity indices), forwards, options on swaps, options on forwards and mortgage-backed securities to a significant extent, although the amounts invested in these instruments may change from time to time.

The Macro Opportunities strategy may also use commodity and commodity index futures, options and swaps. Non-dollar securities may be held on a currency hedged or unhedged basis. The Macro Opportunities strategy may engage (although it may choose not to) in currency exchange transactions to protect against uncertainty in the level of future exchange rates or to enhance returns. The Macro Opportunities strategy may also engage in short sales or may otherwise hold short positions.

Although the Macro Opportunities strategy may invest in securities of any maturity, it will normally maintain a dollar-weighted average effective duration (including futures positions), as estimated by the Western Asset, within the range of -5 to 10 years. Effective duration seeks to measure the expected sensitivity of market price to changes in interest rates, taking into account the anticipated effects of structural complexities (for example, some bonds can be prepaid by the issuer). The Macro Opportunities strategy may invest in debt and fixed income securities of any credit quality, including securities that are in default.


V.	The section of the Prospectus entitled "HOW THE TRUST IS
MANAGED - PORTFOLIO MANAGERS - AST Academic Strategies Asset Allocation Portfolio"- Western Asset & WAML: Emerging Markets Fixed income Segment." is hereby replaced with the following:

Western Asset & WAML: Emerging Markets Fixed Income Segment and Macro Opportunities Segment. The portfolio managers responsible for day-to-day portfolio management, development of investment strategy, oversight and coordination of the emerging markets fixed income sleeve are Keith J. Gardner, S. Kenneth Leech and Gordon S. Brown. The portfolio managers responsible for day-to-day portfolio management, development of investment strategy, oversight and coordination of the macro opportunities sleeve are S. Kenneth Leech and Prashant Chandran. Messrs. Gardner, Leech, Brown and Chandran have been employed by Western Asset and WAML in the capacity of portfolio managers for at least the past five years.

Keith J. Gardner is a graduate of the State University of New York at Binghamton. Prior to joining Western Asset and
WAML in 1994, Mr. Gardner held the position of Portfolio
Manager at Legg Mason, Inc. and of Portfolio Manager at T.
Rowe Price Associates, Inc.

S.	Kenneth Leech is a graduate from the University of
Pennsylvania. Mr. Leech has been employed by Western Asset since 1990 and has held the position of Chief Investment Officer since March 2014. Prior to that time, Mr. Leech served as a portfolio manager, Co-Chief Investment Officer and CIO Emeritus at Western Asset.

Gordon S. Brown received an MSc in Investment Analysis from the University of Stirling, an MSc in Business Economics from the University of Strathclyde, and an MA in Economic Science from the University of Aberdeen. Prior to joining Western Asset Management Limited in 2011, Mr. Brown was a Senior Investment Manager, Emerging Market Rates and Currencies. Mr. Brown is an Associate Member of the UK Society of Investment Professionals.

Prashant Chandran is a graduate from the Indian Institute of Technology, and holds an MSc from the University of Toledo and an MBA from the University of Chicago, Graduate School of Business. Mr. Chandran has been employed by Western Asset since 2007.


VI.	 The table in Part I of the SAI entitled "Portfolio
Subadvisers and Fee Rates" is hereby revised by replacing the information pertaining to the Macro Opportunities Sleeve and substituting the following information set forth below:


Portfolio Subadvisers and Fee Rates

Portfolio                  Subadviser                   Fee Rate

AST Academic              Western Asset        0.60% of average daily
Strategies                Management Company         net assets to
Asset Allocation          - Western Asset            $100 million;
Portfolio                 Management Company   0.40% of average daily
                              Limited               net assets over
                                                      $100 million

                                                 (Macro Opportunities
                                                   Sleeve only)

VII.	The table in Part I of the SAI entitled "PORTFOLIO MANAGERS:
OTHER ACCOUNTS" is hereby revised by replacing the information pertaining to Western Asset with respect to the Portfolio and substituting the following information as set forth below:


AST Academic Strategies Asset Allocation Portfolio


Subadviser
Western Asset
Management
Company/
Western
Asset
Management
Company
Limited

Portfolio Managers*
S. Kenneth Leech

Registered Investment Companies
105 / $184,698,194,836

Other Pooled Investment Vehicles
241 / $91,894,585,151
9/ $1,525,819,092

Other Accounts
686 / $177,273,548,325
55 / $16,704,017,398

Ownership of Fund Securities
None




Subadviser

Portfolio Managers*
Keith J.Gardner

Registered Investment Companies
29 / $26,102,295,972

Other Pooled Investment Vehicles
27 / $12,235,303,747
1 / $142,718,925

Other Accounts
153 / $37,619,009,89
19 / $7,591,875,670

Ownership of Fund Securities
None




Subadviser

Portfolio Managers*
Gordon S.Brown

Registered Investment Companies
9 / $2,475,914,328

Other Pooled Investment Vehicles
20 / $6,349,341,867
1 / $142,718,925

Other Accounts
67 / $22,226,700,683
6 / $3,677,246,018

Ownership of Fund Securities
None




Subadviser

Portfolio Managers*
Prashant Chandran

Registered Investment Companies
6 / $84,172,551

Other Pooled Investment Vehicles
3 / $1,696,418,715
1 / $96,191,929

Other Accounts
4 / $622,943,404

Ownership of Fund Securities
None

* Information is as of April 30, 2014.


THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.